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                                                                   EXHIBIT 10.2a

                    CONTRACT AMENDMENT FOR MEDICAID SERVICES
       BETWEEN HMO AND WISCONSIN DEPARTMENT OF HEALTH AND FAMILY SERVICES

The agreement entered into for the period of January 1, 2002 through December 31, 2003, between the State of Wisconsin acting by or through the Department of Health and Family Services, hereinafter referred to as the "Department" and HMO, an insurer with a certificate of authority to do business in Wisconsin is amended, effective August 13, 2003, as follows:

1.       In Article III, B.5, amended to read: "The Department will give the
         HMO at least 30 days notice before the intended effective date of any such change that reflects service increases, and the HMO may elect to accept or rejects the service increases for the remainder of that contract year. The Department will give the HMO 60 days notice of any such change that reflects service decreases, with a right of the HMO to dispute the amount of the decrease within that 60 days."

2. In Article III, D, amended to read: "The HMOs must promptly provide or pay for needed contract services for emergency medical conditions and post-stabilization services as defined in Article I, regardless of whether the provider that furnishes the service has a contract with the entity."

3.       In Article III, K, (added a second paragraph to this section) to read:
         "The HMO must ensure that the services are sufficient in amount, duration, or scope to reasonably be expected to achieve the purpose for which the services are furnished,"

4.       In Article III, L, (added a second paragraph to this section) to read:
         The HMO will not discriminate against individuals eligible to enroll on the basis of race, color, or national origin and will not use any policy or practice that has the effect of discriminating on the basis of race, color, or national origin."

5. In Article III, T.4, amended to read: "Any activities must occur in its entire service area and only as indicated in the agreement."

6. In Article III, W.6.a, (added a second paragraph to this section) to read: "The HMO may not employ or contract with providers excluded in Federal Health Care programs under either Section 1128 or Section 1128A of the Social Security Act."

7. In Article III, W.6.d, (added a second paragraph to this section) to read: "If the HMO declines to include individual groups of providers in its network, the HMO must give the affected provider written notice of the reason for its decision."

8. In Article III, W.9, d, (added a paragraph at the end of section) to read: "On the date that the timeframes expire, HMO gives notice that service authorization decisions are not reached. Untimely service authorizations constitute a denial and are thus adverse actions.

9. Article III, Z, amended to read: "In the provision of services under this agreement, the Contractor and its subcontractors shall comply with all applicable federal and state statutes and regulations, and all amendments thereto, that are in effect when the agreement is signed, or that come into effect during the term of the agreement. This includes, but is not limited to Title XIX of the Social Security Act and Title 42 of the CFR."

         Federal funds have not been used for lobbying.

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10.      In Article III, II, amended to read: "Maintain written policies and procedures related to advance directives, (Written information provided must reflect changes in state law as soon as possible, but no later than 90 days after effective date of change.)"

11. In Article V, A, delete the following language: "The Department shall have the right to make separate payments to subcontractors directly on a monthly basis when the Department determines it is necessary to assure continued access to quality care. Such separate payment will be made only to subcontractors that receive more than 90 percent of the contracted monthly capitation rate from the Department to the HMO."

12. In Article VII, K, amended to read: "A voluntary disenrollment shall be effective no later than the first day of the second month following the month in which the enrollee requests termination."

13.      In Article VII, K, (added paragraph at end of this section) to read:
         "If the entity or State agency fails to make a disenrollment determination within the timeframes specified, the disenrollment is considered approved."

14. In Article VII, O, amended to read: "The first 90 days of the 12-month lock-in period will be an open enrollment period in which the enrollee may change their HMO without cause."

15. In Article VIII, A, 3, amended to read: "Operate an informal, oral grievance process which enrollees can use to get problems resolved without going through the formal, written grievance process."

16. In Article VIII, B, 3rd paragraph amended to read: "For an expedited grievance, the HMO must resolve all issues within two business days of receiving the written request for an expedited grievance. The HMO must make reasonable effort to provide oral notice, in addition to written notice for the resolution."

17. In Article VIII, B, (added paragraph at the end of this section) to read: "The HMO must ensure that punitive action is not taken against anyone who either requests an expedited resolution or submits an appeal."

18. In Article VIII, C, 1, amended to read: "When an HMO, its gatekeepers,* or its IPAs discontinues, terminates, suspends, limits or reduces a service (including services authorized by an HMO and the enrollee was previously enrolled in or services received by the enrollee on a Medicaid FFS basis), the HMO shall notify the affected enrollee(s), at least 10 days before the date of action, in writing of ..."

19. In Article VIII, C, 1, i, amended to read: "The process for requesting an oral or written expedited grievance."

20. In Article VIII, C, 2, amended to read: "If the enrollee files a request for a hearing with the Division of Hearings and Appeals on or before the later of the effective date or within 10 days of the MCO mailing the notice of action to reduce, terminate, or suspend benefits, upon notification by the Division of Hearings and Appeals ..."

21. In Article VIII, C, 2, (added a "c" to this section) to read: "Under FFS status the benefits must be continued until one of the following occurs;

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         -  The enrollee withdraws the appeal.

         -  A state fair hearing decision adverse to the enrollee is made.

         -  The authorization expires or the authorization service is met.

22. In Addendum I, 4, g, amended to read: "The HMO must send written notification not less than 30 days prior to the effective date of the termination, to enrollees whose PCP, mental health provider, gatekeeper or dental clinic terminates a contract with the HMO."

All terms and conditions in the agreement that are not affected by this amendment shall remain in full force and effect.

In WITNESS WHEREOF, the State of Wisconsin and the HMO has executed this agreement:

     HMO ORGANIZATION                   DEPARTMENT OF HEALTH AND FAMILY SERVICES
    Official Signature                             Official Signature

/s/ Kathleen R. Crampton                         /s/ Pris Baroniec
--------------------------                       --------------------------
Title                                          Title Chief Executive Officer
Associate Administrator Division of Health Care Financing

        Date                                           Date
      8/18/03                                         9/9/03

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                 CONTRACT AMENDMENT FOR MEDICAID AND BADGERCARE
                                  HMO SERVICES

                       MANAGED HEALTH SERVICES INS. CORP.

         The Contract entered into for the period January 1, 2002, through December 31, 2003, between the State of Wisconsin acting by or through the Department of Health and Family Services, hereinafter referred to as "Department," and Managed Health Services Ins. Corp., 1205 South 70th Street, Suite 500, West Allis, WI 53214, hereinafter referred to as the "Contractor," is hereby amended as follows:

1.       Article XV, HMO SPECIFIC CONTRACT TERM, is amended as follows:

         a. The initial contract period is extended through April 30, 2004.

         b. The capitation rate for the four-month extension period will be the rate identified in Addendum VII for CY 2003. The Department will not make retroactive capitation payment adjustments for the extension period.

2. All terms and conditions of the January 1, 2002, through December 31, 2003, contract and any prior amendments that are not affected by this Amendment shall remain in full force and effect through the extension period.

Managed Health Services Ins. Corp,            State of Wisconsin Department of
                                               Health and Family Services

By: /s/ Kathleen R. Crampton                   By: /s/ Mark B. Moody
    ---------------------------                    -----------------------------

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Date: 12/23/03                                 Date:----------------------------